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                                                                  EXHIBIT 23 (a)


                       INDEPENDENT AUDITOR'S CONSENT


The Stockholders and Board of Directors
 of The Gillette Company

        We consent to the incorporation in the 1993 Annual Report to Stockholders of The Gillette Company, and the incorporation by reference of that report in the 1993 Annual Report to the Securities and Exchange Commission of The Gillette Company on Form 10-K, of our report dated 12 May 1993 on our audit of the consolidated financial statements of Parker Pen Holdings Limited, as of 28 February 1993, and for the year ended 28 February 1993.










COOPERS & LYBRAND
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Coopers & Lybrand
Maidstone, England
23 March 1994